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                                                           Exhibit 99.02

                                      Paragraph under the caption "Legal
                                          Proceedings" on page 16 of the
                                           Quarterly Report on Form 10-Q
                                        of Salomon Smith Barney Holdings
                                       Inc. for the fiscal quarter ended
                                        March 31, 1998 (File No. 1-4346)

ITEM 1. LEGAL PROCEEDINGS

For information concerning the City of Denver's imposition of a fee relating to a Superfund site, see the description that appears in the tenth and eleventh paragraphs under the caption "Legal Proceedings" beginning on page 13 of the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 (File No. 1-4346), which description is incorporated by reference herein. A copy of the foregoing description is included as an exhibit to this Form 10-Q. In April 1998, the Court granted Shattuck's motion for a preliminary injunction enjoining Denver from enforcing the ordinance during the pendency of this action.